UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 23, 2015

EAGLE FINANCIAL SERVICES, INC.

(Exact name of registrant as specified in its charter)

Virginia	0-20146	54-1601306
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 East Main Street P.O. Box 391 Berryville, Virginia	22611
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (540) 955-2510

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 16, 2015, the Board of Directors of Eagle Financial Services, Inc. (the “Company”) appointed Scott Hamberger as a new director of the Company, effective January 1, 2016. Mr. Hamberger is the President and CEO of Integrus Holdings, Inc. where he has been employed since founding the company in 1993. Integrus’ flagship business, Fortessa Tableware Solutions, is a recognized global leader in commercial foodservice and upscale consumer tableware. Under Mr. Hamberger’s leadership, Integrus has grown from a small start up to an enterprise with more than 200 associates around the world and over $70.0 million in gross revenue.

Mr. Hamberger has not yet been named to any committees of the Board of Directors. As of the effective date of his appointment, Mr. Hamberger will be entitled to the same compensation as the other directors, including board meeting and committee fees for each meeting attended and annual stock grants, as described in the Company’s Proxy Statement filed in connection with the 2014 Annual Meeting of Shareholders.

Item 9.01	Exhibits

(d)	Exhibits. The following exhibit is being furnished pursuant to Item 5.02 above.

Exhibit No.	Description

99.1	Press release dated December 23, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 23, 2015

Eagle Financial Services, Inc.

By:	/s/ KATHLEEN J. CHAPPELL
Kathleen J. Chappell
Vice President and CFO

Exhibit Index

Exhibit No.	Description

99.1	Press release dated December 23, 2015.